Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$2,319,657
Unrealized Gain (Loss) on Market Value of Commodity Futures	3,307,453
Dividend Income	69,104
Interest Income	10,374
ETF Transaction Fees	350
Total Income (Loss)	$5,706,938

Expenses
General Partner Management Fees	$27,033
Professional Fees	20,717
Brokerage Commissions	613
Directors' Fees and insurance	1,233
NYMEX License Fee	541
Total Expenses	50,137
Expense Waiver	(17,697)
Net Expenses	$32,440
Net Income (Loss)	$5,674,498

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 8/1/22	$43,168,576
Withdrawals (200,000 Shares)	(4,739,717)
Net Income (Loss)	5,674,498

Net Asset Value End of Month	$44,103,357
Net Asset Value Per Share (1,600,000 Shares)	$27.56

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596